Exhibit 99.1

Xenetic Biosciences, Inc. (Nasdaq: XBIO) Announces Pricing of $15.0 Million Underwritten Public Offering

FRAMINGHAM, MA - (July 17, 2019) – Xenetic Biosciences, Inc. (NASDAQ: XBIO) (“Xenetic” or the “Company”), a clinical-stage biopharmaceutical company focused on the discovery, research and development of next-generation biologic drugs and novel orphan oncology therapeutics, announced the pricing of an underwritten public offering of 2,300,000 shares of its common stock (or pre-funded warrants to purchase common stock in lieu thereof) and warrants to purchase up to 2,300,000 shares of the Company’s common stock. Each share of common stock is being sold together with one warrant to purchase one share of common stock at a combined price to the public of $6.50 per share and warrant. Gross proceeds, before underwriting discounts and commissions and estimated offering expenses, are expected to be approximately $15.0 million.

The warrants will be immediately exercisable at a price of $13.00 per share of common stock and will expire five years from the date of issuance. The warrants are expected to begin trading on the Nasdaq Capital Market on July 19, 2019 or as soon thereafter as practicable, under the symbol “XBIOW.” The warrants also provide that if the weighted-average price of common stock on any trading day on or after 30 days after issuance is lower than the then-applicable exercise price per share, each warrant may be exercised, at the option of the holder, on a cashless basis for one share of common stock. The shares of common stock and the accompanying warrants, can only be purchased together in the offering, but will be issued separately and will be immediately separable upon issuance. The offering is expected to close on or about July 19, 2019, subject to customary closing conditions.

Maxim Group LLC is acting as sole book-running manager in connection with the offering.

Xenetic also has granted to the underwriter a 45-day option to purchase up to an additional 345,000 shares of common stock and/or warrants to purchase up to 345,000 shares of common stock, at the public offering price less discounts and commissions.

The offering is being conducted pursuant to the Company's registration statement on Form S-1 (File No. 333-231508) previously filed with and subsequently declared effective by the Securities and Exchange Commission ("SEC"). A prospectus relating to the offering will be filed with the SEC and will be available on the SEC's website at http://www.sec.gov. Electronic copies of the prospectus relating to this offering, when available, may be obtained from Maxim Group LLC, 405 Lexington Avenue, 2nd Floor, New York, NY 10174, at (212) 895-3745.

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This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Xenetic Biosciences

Xenetic Biosciences, Inc. is a clinical-stage biopharmaceutical company focused on the discovery, research and development of next-generation biologic drugs and novel orphan oncology therapeutics. The Company recently announced its plans to acquire the XCART platform, a novel CAR T technology engineered to target personalized, patient-specific tumor neoantigens. The Company plans to initially apply the XCART technology to develop cell-based therapeutics for the treatment of B-cell lymphomas.

Additionally, Xenetic's proprietary drug development platform, PolyXen™, enables next-generation biologic drugs by improving their half-life and other pharmacological properties. The Company has ongoing business development activities to explore partnerships utilizing its PolyXen delivery platform.

For more information, please visit the Company's website at www.xeneticbio.com and connect on Twitter, LinkedIn, and  Facebook.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical facts may constitute forward-looking statements within the meaning of the federal securities laws. These statements can be identified by words such as "expects," "plans," "projects," "will," "may," "anticipates," "believes," "should," "intends," "estimates," and other words of similar meaning, including statements regarding the expected closing of the offering; the expected date the warrants will begin trading on the Nasdaq Capital Market; the Company’s plans to initially apply the XCART technology to develop cell-based therapeutics for the treatment of B-cell lymphomas; and the Company’s business development activities to explore partnerships utilizing its PolyXen delivery platform. Any forward-looking statements contained herein are based on current expectations, and are subject to a number of risks and uncertainties. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) that one or more closing conditions to the offering or the transaction may not be satisfied or waived, on a timely basis or otherwise; (2) the risk that the transaction may not be completed on the terms or in the time frame expected by the Company, or at all; (3) unexpected costs, charges or expenses resulting from the transaction; (4) uncertainty of the expected financial performance of the Company following completion of the transaction; (5) failure to realize the anticipated benefits of the transaction; (6) the ability of the Company to implement its business strategy; (7) the occurrence of any event that could give rise to termination of the transaction; and (8) other risk factors as detailed from time to time in the Company’s reports filed with the SEC, including its annual report on Form 10-K, periodic quarterly reports on Form 10-Q, periodic current reports on Form 8-K and other documents filed with the SEC. The foregoing list of important factors is not exclusive. In addition, forward-looking statements may also be adversely affected by general market factors, competitive product development, product availability, federal and state regulations and legislation, the regulatory process for new product candidates and indications, manufacturing issues that may arise, patent positions and litigation, among other factors. The forward-looking statements contained in this press release speak only as of the date the statements were made, and the Company does not undertake any obligation to update forward-looking statements, except as required by law.

Contact:

Jenene Thomas Communications, LLC.

Jenene Thomas

(833) 475-8247

xbio@jtcir.com

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